Exhibit 99(a)

PPL Corporation - Corporate Organization (Selected Subsidiaries)
PPL Corporation
PPL Electric Utilities Corporation
PPL Transition Bond Company, LLC
PPL Receivables Corporation
CEP Commerce, LLC
CEP Lending, Inc.
PPL Gas Utilities Corporation
PPL Services Corporation
PPL Capital Funding, Inc.
PPL Properties, Inc.
PPL Power Insurance Ltd.
PPL Energy Funding Corporation
CEP Reserves, Inc.
PPLSolutions, LLC
PPL Energy Supply, LLC
PPL Investment Corporation
PPL Global, LLC
PMDC International Holdings, Inc. (includes WPD)
PPL EnergyPlus, LLC
PPL Energy Services Group, LLC
PPL Land Holdings, LLC
PPL Energy Services Holdings, LLC
PPL Treasure State, LLC
PPL Generation, LLC
Lower Mount Bethel Energy, LLC
PPL Brunner Island, LLC
PPL Rights, LLC (jointly owned by PPL Brunner Island (67%) and PPL Martins Creek (33%))
PPL Edgewood Energy, LLC
PPL Holtwood, LLC
PPL Interstate Energy Company
PPL Maine, LLC
PPL Martins Creek, LLC
PPL Midwest Holdings, LLC (includes PPL University Park, LLC)
PPL Montana Holdings, LLC (includes PPL Montana, LLC)
PPL Montour, LLC
PPL Nuclear Development, LLC
PPL Renewable Energy, LLC
PPL Shoreham Energy, LLC
PPL Susquehanna, LLC
PPL Wallingford Energy LLC